UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 1, 2014

BIOSHAFT WATER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52393	98-0494003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Ocean Blvd, 4th Floor, Long Beach, CA		90802
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (562) 216-8043

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 1, 2014, Mr. Walter J. Zurawick Jr. resigned as President, Chief Executive Officer, and as a director of our company. Mr. Zurawick’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Following Mr. Zurawick’s resignation, Mr. Bashar Amin consented to and was appointed as President and Chief Executive Officer of our company.  Mr. Amin will continue to serve as a director of our company.

Bashar Amin, President, Chief Executive Officer, Director

Since May, 2008, Bashar Amin has served as consulting Vice President of Operations of Bioshaft.  He was subsequently appointed as a director of our Company on July 16, 2012.   Mr. Amin is also the owner and Director of Canadian Environmental Designers Inc., a firm he founded in April, 2011.  Canadian Environmental Designers Inc. is an environmental engineering firm providing water and wastewater engineering and operations services to clients around the world with its main focus in the Middle East region.  Mr. Amin has extensive experience providing management consulting services for cooperation agreements between international companies and their Middle Eastern agents or partners.  These services include technical support, proposals, preparation, project management, operation and maintenance, sales and marketing and financial reporting. Mr. Amin is 54 years of age,  and holds a Master of Science in Environmental Engineering from California State University in Fresno, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSHAFT WATER TECHNOLOGY, INC.

/s/ Bashar Amin
Bashar Amin
President, Chief Executive Officer, and Director

Date: February 6, 2014